As filed with the Securities and Exchange Commission on November 2, 2010

Registration No. 333-166983

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
(Amendment No. 4)

Registration Statement under the Securities Act of 1933

Healthway Shopping Network, Inc.
(Name of small business issuer in its charter)

Florida	3661 & 3669	75-3262502
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Healthway Shopping Network, Inc.
8895 N. Military Trail Suite 203B
Palm Beach Gardens, FL  33418
(561) 625-2642
(Address and telephone number of principal executive offices)

Cleveland Gary, CEO
8895 N. Military Trail
Palm Beach Gardens, FL 33410
(Name, address and phone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $.0000001 par value per share	7,500,000	$.75	$5,625,000	$401.06

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,   Subject to completion October , 2010

HEALTHWAY SHOPPING NETWORK INCORPORATED

7,500,000 Shares of Common Stock

Healthway Shopping  Network Incorporated is offering a maximum of 7,500,000 shares of our common stock at $.75 per share, in a best effort, direct public offering, by our officers and directors. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from the offering. There are no minimum purchase requirements for each investor.  All proceeds retained by the Company may not be sufficient to initiate operations.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revunes or was engaged in a change of control.

The Company intends to establish a public market for the shares being offered herein by listing on the OTC Bulletin Board.  To be quoted on the OTC Bulletin Board, a market maker must file an application on the Company's behalf to make a market in the common stock.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 4.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.75	$0	$5,625,000

Total Maximum	$.75	$0	$5,625,000

(1) Our shares in this Offering will be sold by our officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists us in this Offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at 10% of the Offering.  .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

RISK FACTORS	10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	14

USE OF PROCEEDS	14

DETERMINATION OF OFFERING PRICE	15

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	15

PLAN OF DISTRIBUTION	16

BUSINESS	17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	21

DESCRIPTION OF PROPERTY	24

LEGAL PROCEEDINGS	25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	25

EXECUTIVE COMPENSATION	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

DESCRIPTION OF SECURITIES	28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	29

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	30

LEGAL MATTERS	31

EXPERTS	31

WHERE YOU CAN FIND MORE INFORMATION	31

FINANCIAL STATEMENTS	32

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering.  The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Business

Healthway Shopping Network Inc. was incorporated in Florida on January 11, 2008. Our principal executive offices are located at 8895 N. Military Trail Suite 203B, Palm Beach Gardens, Fl 33410, our telephone number is 561-625-2642 and our fax number is 561-626-7105. We were formed to provide consumers with up to date health care products that are not necessarily offered by companies selling similar products. Such products include holistic dietary supplements, natual weight management and energy products consisting of probiotics to aid in digestion, natural vitamin products and cleansers, enzymes, pure fermented plant vegetable whole food products, organic teas and whey protein available in different flavors.We are a development stage company with no revenues, assets or operations and our auditors have raised substantial doubt as to our ability to continue as a going concern. When consumers use these products, management believes they will experience the benefits of consuming essential vitamins, minerals and nutrients that the body needs to keep it in good health. Our goal is to promote to every person a healthier lifestyle with natural products that are sold to the consumer through our intended internet distribution portal and TV infomercial programming.

We have chosen two sales formats that have proven successful in previous businesses to market our products to consumers. The two formats are:

1.	Internet sales.

2.	Television shopping channel.

By using these two proven formats to produce high levels of sales, Healthway intends to achieve the sales of products and the branding of its name. Management believes Healthway Shopping Network should be positioned to achieve success providing sufficient capital is provided to grow the business.  The Company has not secured any venues since all sales are intended to be made via television and internet

In today’s marketplace, we are seeing many more baby boomers look for ways to stay healthy. More and more products are coming on the scene. A normal consumer is bombarded by multilevel marketing people selling these products. If there is one recognized place that sells only health related products, we should see great revenues in that company.

Currently the fastest growing industry in the United States is the Health industry. That is very understandable with the babyboomer generation preparing to enter their elderly years. Our population is skewed to elderly. That generation appreciates the luxury of products delivered to their door that we are able to provide with shipping and internet services.  All qualitative and comparative statements previously disclosed are based on managements belief and such belief is based on managements past history and personal knowledge.

The target market for Healthway Shopping Network is baby boomers that are geared towards staying healthy to live a long and better quality of life and the generation X segment who are getting informed through marketing distribution channels on the importance of practicing good nutritional habits early for health reasons.

Every company has an opportunistic window to move forward and we believe the timing for Healthway Shopping Network is now.

Milestones
HWSN will continue to work on all these listed Milestones to improve and implement these tasks.  Some of the tasks will be increased or decreased in size dependent on obtaining additional funding to actually fund the contract or the task.  For example, if HWSN only raises half of the needed funding, the task will be downsized accordingly and be completed in accordance with the downsizing.  If HWSN only achieves 50% of the funding for the company, HWSN will only sign and air 50% of the television contracts.

HWSN has completed many milestone tasks and began operations in the following areas:

Sales Forcast
The figures represented in this table are estimates of sales based on 100% funding in this offering. These figures are only estimates and will change substiantially in accordance with the funds raised by this offering.  If the offering only raised 50% of the required funding, these numbers will be reduced in the same percentage.  These figures are only estimates based on obtaining the funds required by this offering.

Proforma of Product Sales:

HWSN anticipates the product sales and profit margins to be as indicated in the following chart.  These figures are only estimates and will change substiantially in accordance with the funds raised by this offering.  If the offering only raised 50% of the required funding, these numbers will be reduced in the same percentage.  These figures are only estimates based on obtaining the funds required by this offering.

The Terms of  the Offering

Securities Being Offered	Up to 7,500,000 Shares of common stock

Initial Offering Price:
We will sell our shares at .75 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  This price was determimed arbitrarily by us.

Terms of the Offering:	We will determine when and how our officers will sell the common stock offered in this prospectys, No consumption will be paid to officers and directors in connection with the sale of the shares.

Termination of Offering:
The offering will conclude when all of the 7,500,000 of common stock have been sold or within 180 days, whichever occurs earlier.  We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933.  We also may terminate the offering for no reason whatsoever at the discretion of our management team.

Risk of Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And
Outstanding Before Offering:	189,000,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And
Oustanding After Offering:	196,600,000 shares of common stock

Use of Proceeds:
We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, salaries, inventory, software, television production and general working capital.  We will currently have no plans or arrangements for future aquisitions

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

	Year ended December 31,
	2008	2009
Revenues	$0	$0
Expenses	$42,969	$5,747
Profit (Loss) before income taxes	$(42,969)	$(5,747)
Income Taxes	$0	$0
Net loss	$(42,969)	$(5,747)

Balance Sheet Information:

	December 31,
	2008	2009
Total Assets	$100	$0
Total Liabilities	$40,765	$46,412
Working Capital	$(40,625)	$(46,412)
Common stock and paid in capital	$2,344	$2,348
Total stockholders' equity	$(40,665)	$(46,412)

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risksare set forth below.. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating To Healthway Shopping Network Inc.

Concentration of ownership may allow several shareholders to control Healthway Shopping Network’s business

Healthway President and CEO Cleveland Gary holds eighty-two (82%) interest of Healthway Shopping Network, Inc. In addition, Carolyn Shiver holds approximately fourteen percent (14%) interest in the Company. As a result, these two shareholders will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the present management will be able to maintain their positions as Directors and effectively operate Healthway Shopping Network, Inc. business, regardless of other investors’ preferences.

One or more of our directors may have only limited experience in the management of E-Commerce

Although our CEO has experience in e-commerce operations, there may be several officers and directors hired or elected by the Company that may have only limited experience or no experience in establishing and growing an e-commerce business. As a result, the Company will be relying heavily on the experience and business acumen of our CEO to establish an effective ongoing business strategy for our future e-commerce operations. The Company currently does not carry insurance to compensate for the loss of services provided by the CEO.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares.

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for listing on the Over-the-Counter Bulletin Board (“OTCBB”) following completion of this offering, we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Healthway Shopping Network, Inc. Additionally, the IPO offering price of $.75 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

The E-Commerce business can be speculative and there is a consequent risk of loss of your investment.

The success of Healthway Shopping Network, Inc. plan of operation will depend to a great extent on its operations, financial condition and management . The E-Commerce industry can be a very speculative one with changing trends, new and developing technologies, and other factors determining the success or failure of various types of E-Commerce technology. Consequently, there is no assurance that the interest in Healthway Shopping Network, Inc. product and service lines will find a significant client base. Consequently, the success of our operations will be dependent upon management of Healthway Shopping Network, Inc. business and numerous other factors beyond our control.

There will be additional dilution as additional shares are issued which may decrease the market price of our common stock.

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares from these events or others may result in a decrease of the future potential market price for our common stock and will dilute the ownership interest of current shareholders.

Shares eligible for future sale under Rule 144 may adversely affect the market for our securities.

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

We will incur increased costs and may have difficulty attracting and retaining qualified directors and executive officers as a result of being a public company.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage. As a result, we may experience difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or when such costs may be incurred.

Risk Factors Affecting Business Operations

We will lack business diversification, as we will only be marketing our products through Internet and TV distribution platforms, which makes us subject to all the risks and uncertainties of that industry.

Our operating business focuses solely on the e-Commerce industry and Television. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a business operation heavily relying upon Internet and The TV  industry. Unlike other entities with resources to consummate several business combinations or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Consequently, our business will be subject to the variable and speculative nature of the E-Commerce business and Television Platform.

If we do not properly respond to changes and technological developments in the E-Commerce industry or the markets we will serve, our revenues may be reduced or eliminated.

The E-Commerce industry is subject to change in preferences and the emergence of new products. We may not have the resources to acquire or gain access to new products or to introduce new services that could compete with these new products. Our inability to properly respond to changes in technology, services and standards, which characterize our industry, would adversely affect our business operations and revenue generation.

The Television industry is expanding with new companies accessing television services to present their products to the general public for sale. The FCC has deregulated the Television industry giving birth to digital channels which will allow more channels to air, making the competition to sell products on TV more fierce. There can be no assurance that we will be able to compete if and when the TV market becomes more saturated if we lack the resources to compete with marketing dollars. Our inability to properly respond to these changes which characterize our industry, would adversely affect our business operations and revenue generation.

We will require substantial investment to grow our operations and if we fail to raise sufficient capital to support and fund our expanding operations, our business plan may not be fully realized.

We will require additional capital in order to market, advertising , and mergers and acquisition, purchase capital equipment and for general working capital needs of Healthway Shopping Network, Inc.  We may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of the operation of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank financing or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our operations.  This could have a material and adverse effect on our business.

There is competition in the E-Commerce industry which may adversely affect the business operations of, and your investment in, Healthway Shopping Network, Inc.

There are numerous competitors in the E-Commerce industry in which Healthway Shopping Network, Inc. is currently involved or in which it intends to enter, most of which have developed product lines, strong marketing systems and established customer followings. In almost all cases, Healthway Shopping Network, Inc. competitors have far greater financial and other resources. Healthway Shopping Network, Inc. also expects competition to increase in the future due to evolving technologies which are reducing the barriers to entry into the E-Commerce industry. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm Healthway Shopping Network's, Inc.  net revenue and results of operations. Further, Healthway Shopping Network, Inc. may face a significant competitive challenge from alliances entered into between and among its competitors, as well as from larger competitors created through industry consolidation.

Efforts to protect intellectual property or the alleged misuse of the intellectual property of others may cause Healthway Shopping Network, Inc. to become involved in costly and lengthy litigation which could divert needed resources away from its operations.

Healthway Shopping Network, Inc. currently does not have any intellectual property protections relating to its products and services.    The process of seeking intellectual property protection can be time consuming and expensive and no assurances can be given that such intellectual property protections in the future will actually be issued.  If Healthway Shopping Network, Inc. fails to protect its intellectual property from infringement, other companies may offer competitive products or services. Protection of our intellectual property if such should become necessary could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to operating the business.

Healthway Shopping Network, Inc.'s particular business reliance for operations may adversely affect our prospects and results of operations.

The Company's current business model relies heavily upon the sale of the products offered through the Company's web-site.  In the future, other E-Commerce products may become better suited for clients.  As such, Healthway Shopping Network, Inc. could lose all or part of its revenue.  In addition, Healthway Shopping Network, Inc. relies heavily upon its internet customers.  Given consumer and corporate sentiment, the products offered by the company may lose favor in the marketplace, thereby leading to a decrease in Healthway's Shopping Network, Inc. sales and revenue.

Risks Related to This Offering

The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you may ultimately receive upon sale of our securities.

The initial offering price of $.75 per share was arbitrarily determined by us, and had no relationship whatsoever to our current assets, earnings, book value or any other objective standard of value at the time of our IPO nor did any trading market exist which would reflect what buyers and sellers deem the share value to be. You are therefore bearing the risk that you have paid more for our shares than our shares are actually or objectively worth or will be valued by the public markets in any future trading. This could result in an insufficient return, or even a loss, on your investment even if we successfully establish and grow our business.

Because this is a best efforts, self-underwritten offering, we may raise less proceeds than the $5,625,000,000 maximum offering amount, which may limit our ability to implement our business plan.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the Shares on a "best efforts" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered hereby are sold. Sale of less than the maximum number of Shares may curtail implementation of our business plan.

Our shares will be deemed to be "penny stocks" as defined in the Securities Exchange Act of 1934 and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these shares.

The Shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934 (the "1934 Act") to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the Shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $5,625,000 in this Offering. For illustrative purposes only, the table below summarizes how we will utilize the proceeds of this Offering in the event that the Company raises less than the full amount expected ($5,625,000). The actual amount of proceeds realized may differ from the amounts summarized below.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
General and Administrative Expense	$140,625	$281,250	$421,875	$562,500
Officer and Employee Salariers (3)	$281,250	$562,500	$843,750	$1,125,000
Inventory	$140,625	$281,250	$421,875	$562,500
Advertising	$140,625	$281,250	$421,875	$562,500
Software Costs	$140,625	$281,250	$421,875	$562,500
TV Production and Servers	$281,250	$562,500	$843,750	$1,125,000
Offering Expenses	$140,625	$281,250	$421,875	$562,500
Working Capital	$140,625	$281,250	$421,875	$562,500
TOTAL	$1,406,250	$2,812,500	$4,218,750	$5,625,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, its plans and current economic and industry conditions. It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses.

(2) Working capital is the cost related to operating our office and accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

(3) Organizational and offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Healthway Shopping Network, Inc.  and the offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this Offering.  To the extent offering expenses are less, the excess funds will be added to Working Capital and Operating Expenses.

Until these proceeds are utilized, they will be temporarily invested in short-term, highly liquid investments with appropriate safety of principal. Any income derived from these short term investments will be used for working capital.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $.75 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our Common Stock at a price per share that is significantly more than the price per share paid by our officers, directors, promoters and current stockholders for our Common Stock. We are offering for sale up to 7,500,000 shares of Common Stock. If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 189,100,000  issued and outstanding shares of Common Stock on April 5, 2009, our net tangible book value per share was 0. After giving effect to the sale of all 7,500,000 Shares being offered in this offering at $0.75 per share and the payment of expenses up to 10% of the proceeds related to the Offering, our pro forma net tangible book value would be $ .027

The following table illustrates the pro forma per share dilution described above assuming 7,500,000 shares are sold:

7,500,000
Shares Sold

Offering Price per share	$0.75

Net tangible book value per share before the offering	$0

Pro forma net tangible book value per share after the offering	$.027

Dilution per share to new investors	$.027

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering:

Minimum Offering of 7,500,000 Shares	Investment		%	Stock Ownership	%
Current Stockholders	$			189,100,000	96%
New Investors		$5,625,000		7,500,000	4%

PLAN OF DISTRIBUTION

The Company fully intends to list the Shares on the Over The Counter Bulletin Board. To be quoted on the Over The C ounter Bulletin Board, the Company must have a market maker file an application on its behalf.  As of this date, the Company has not identified any such market maker. However, the shares being offered in this prospectus are not currently listed on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 7,500,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.75 per share. The offering will terminate within 180 days from the date of this prospectus. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the Maximum Offering amount of 7,500,000 shares. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $562,500.

We will sell the shares in this Offering primarily through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. The Company will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this Offering.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Officers and directors may purchase shares in this offering, however any such purchases will be held for investment purposes only.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "HEALTHWAY SHOPPING NETWORK INCORPORATED"

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Healthway Shopping Network, Inc. accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

History and Recent Developments

We were organized under the laws of the State of Florida on January 11, 2008.

Healthway Shopping Network, Inc. has identified this growing opportunity in the new electronic multi-media industry and is positioning the Company to provide an array of diversified yet complimentary products and services to the E-Commerce business and Television Community.

Healthway Shopping Network is a company formed to provide consumers with quality health and nutritional products not offered by other competitors. For example, Healthway Shopping Network owns the formula for GeVeggie Food Plus, a nutritional product that meets the nutritional needs of consumers and enhances their health by providing adequate fruits, vegetables and vitamins as well as protein, carbohydrate, fiber and lowered fat contents necessary for a balanced diet.  There are other products that meet or exceed the daily requirements for the consumers more complete nutiritional needs.  Many Americans simply do not achieve a balanced diet when they could use Healthway Shopping Network’s nutritional food products to meet all their nutritional needs.    Most other companies focus on supplements which Healthway Shopping Network will carry many supplements to supplement dietary needs and promote health, but our main focus will be to create and find products that meet the complete and balanced dietary needs of our consumers instead of just supplementing the diet. It is Healthway Shopping Network’s intention to development more products like GeVeggie Food Plus to completely meet the dietary needs of our consumers.  Once Healthway Shopping Network finds products they wish to market, they will be marketing products exclusively for manufactures under contract. In some cases, products will be the same products available elsewhere, but HWSN will carry their own products that are not carried by other competitors. Those contracts and products will be evaluated on a case by case basis.  Our competitors will not be offering these products as the product formula or an exclusive contract to market the product, belongs solely to Healthway Shopping Network. Management believes that when consumers use these products, they will feel better and have an increased quality of life. Healthway Shopping Network, Inc.’s goal is to allow every person to become better informed about its products and to sell those products to the consumer at a reasonable price.

Healthway Shopping Network, Inc. plans to focus on further developing opportunities. The Company intends to vertically integrate some of its business operations by developing, strategic alliances with other companies that could insure servicing customers as it relates to product delivery in a timely manner. Utilizing UPS and FedEx for shipping products will enhance the Company’s product delivery services. This will be an appealing service to consumers who purchase products from the Healthway Shopping Network, Inc.

The Company has fully developed and completed its business and marketing plan. The Company will complete in house their own video productions to distribute to various networks for broadcast. The company has completed a Production and Broadcast Studio already (See Milestone Chart). As our Milestone chart indicated, HWSN has already began limited televising of our Informercial for GeVeggie.  Support staff is contained in house and is beginning begin taking orders.   HWSN has fulfillment operations already started as indicated in our Milestones chart for January 2011 and we intend to drop ship products as well as to carry products in-house. All operations of the company will continue to occur even if funding is not achieved.  Achieving the Sales Forcast figures and the Pro Forma figures will be accomplished by the amount of funding the Company achieves.  The Company currently has eight vendors and our own products,  who will utilize the marketing and promotional services intended to be provided by the Company. Based on negotiations with each vendor, the Company intends to receive profits either from a percentage of sales or from a mark-up on the products sold through the Company’s networks. We believe that initial funding of $502,000.00 will be sufficient to meet our cash requirements for the next 12 months. Funds will be prioritized to pay for the following in the percentages set forth  in the use of proceeds:

                      To obtain product inventory

                      To secure and continue TV contracts

                      Advertising and Cross-Promotion

                      Television Production and Servers

                      Software costs

Corporate Overview

Healthway Shopping Network (HWSN) is a 1120 C corporation formed under the laws of the State of Florida.  HWSN is a retail television and internet shopping company providing sales to both vendors wishing to sell their products on the television channel or the internet ecommerce website and to customers seeking to purchase products from those vendors.  Management believes in the strength of its business plan of selling various products in an infomercial format via the internet and on television although there is no guarantee HWSN will be successful even in using these two market formats.  The customer may be the vendor selling a product or the consumer purchasing the product from the vendor.  We make a percentage of the sale price of each product sold.  We have been developing our business model since January 2008.

Currently, HWSN has a completed and operational website, www.healthwayshoppingnetwork.com , an ecommerce website where consumers can purchase products.  Additionally, HWSN has a Video on Demand website, www.healthwayshoppingnetwork.tv, where consumers can view the infomercials of various products that may interest the consumer prior to making a purchase of the product.

Business Strategy

Our business strategy is to sell infomercial packages through memberships to people wishing to sell their products on our national television shopping channel and internet e-commerce website. The Company is just now entering the marketplace with an e-commerce web portal system and has completed and pending contracts to televise the network on national television. Currently, HWSN has a completed and operational website, www.healthwayshoppingnetwork.com , an ecommerce website where consumers can purchase products.  Additionally, HWSN has a Video on Demand website, www.healthwayshoppingnetwork.tv, where consumers can view the infomercials of various products that may interest the consumer prior to making a purchase of the product.The HWSN TV Shopping Channel intends to market products by way of sixty second commercial spots with cross promotions with other TV Networks that reach its target audience. This marketing strategy will diversify HWSN’s media reach, exposing product awareness while branding the Company’s name HWSN.

Methods of Revenue Generation (Revenue Model):

1.	HWSN will be paid a percentage of all sales of products sold in our retail outlets, both TV shopping channel and Internet.
2.	HWSN will sell a “Shoppers Club” package to all customers to produce revenue and promote shoppers. The Shoppers Club will give each member certain gifts and discounts.
3.	Additional revenue will come from advertisers who will buy strictly 30 and 60 second spots on the channel to advertise their product.
4.
We will also offer a wholesale corner available for consumers that wish to retail products from various wholesaler across the world. The revenue produced here will be from companies wishing to wholesale their product to retailers like Whole Foods America as a retail outlet. There will be a fee monthly to be a wholesaler. Any current HWSN Vendor member will be able to purchase in our wholesale corner.

Management Experience

The Companys current officers, as well as the consultants and vendors it may utilize at it’s discretion, have sufficient experience to execute the goals of Healthway Shopping Network, Inc., and operate the business through all of its phases of production and marketing.  (See Directors, Executive Officers, Promotors and Control Persons).

Industry Overview

Changes in marketing and buying by consumers have opened the door for all natural and holistic medicine outlets to thrive. In our current market, we find consumers leery of many pharmaceutical products available and seeking natural cures for all illnesses.  We do however, make no medical related claims with any of our intended products.

In this day and time, we are faced with the Baby Boomer generation getting older and overcoming the effects of aging on their health and physical abilities.  With this generation being the largest generation population count wise in the American history, as they age and face the effects of aging, they will spend any amount to be healthy and stay as young as possible.

This is the most opportune time to bring forward a Health oriented TV Shopping Channel.  Today would naturally be when the largest buying consumer audience is spending money to increase their health.  The Baby Boomer generation is the wealthiest generation and the largest generation population wise in  American history.  The Baby Boomers are in their fifties and older which means they are facing their sure old age and fighting to achieve optimal health and longevity during this period of their lives.  Spending for products that will provide better health and quality of life is going to be very high during these years.

Additionally, the American public is being bombarded by TV and media by mistakes being made by prescription drugs, pharmaceuticals and doctors.  With all this bad press, the public in general is going to gravitate to a TV shopping channel dedicated to products that improve health in a natural way.

Finally, HWSN intends to utilize the top two marketing plans for high revenue generation available today.  Those two methods are television shopping channel which are topping the charts in record sale numbers and Internet sales of products.  The QVC and Amazon approaches combined may provide HWSN with strong revenue generation by all projections.

Competition

The Company will compete with any e-commerce related business that sells health products to the general public in addition to any company that sells health related products to the general public through television and e-commerce.

Many larger and more mature companies will compete with HWSN will include,

1.           Home Shopping Network and QVC
2.           Companies discussing health only issues and solutions by way of infomercials.
3.           Various Natural Food Stores and outlets including Internet will be a source of competition.
4.           Many Multilevel marketing companies promote and sell particular health products

Employees

As of the date hereof, the Company has two employees who serve as officers and directors. Cleveland Gary (CEO and Director) and Carolyn Shiver (President and Director) After the completion of registration becoming effective and equity capital raised, capital will fund the salaries of employees to handle day to day operations of Healthway including cost of product, television contracts, cost of advertising and cross promotions, cost of operation, software, servers and television production.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

Healthway Shopping Network is a company formed to provide consumers with newly improved and quality health care products. When consumers use these products the Company believes that they will feel great and have an improved quality of life. We are what we eat. Healthway's goal is to allow every person to become better informed about products and sell those products to the consumer at a reasonable price.

Healthway has chosen two sales formats that have proven successful in previous businesses to market their products to consumers. The two formats are:

1.           Internet sales.

2.           Television Shopping Channels

By using these two proven formats to produce high levels of sales, Healthway intends to achieve the sales of products and the branding of its name.

We have developed and completed our marketing plans which is to complete video productions for our vendors for distribution to various networks. We have support staff ready to go and have fulfillment operations ready to ship product in the event we do not carry such products in our inventory. Our initial capital goal is $500,000 which would be sufficient for the next 12 months to cover production costs, product inventory, advertising fees, television contracts and software costs. We have eight vendors currently ready to offer health related products.

In today’s marketplace, we are seeing many more babyboomers look for ways to stay healthy. More and more products are coming on the scene. A normal consumer is bombarded by multilevel marketing people selling these products. If there is one recognized place that sells only health related products, we should see a potentially strong revenue model.

Currently the fastest growing industry in the United States is the Health industry. That is very understandable with the babyboomer generation preparing to enter their elderly years. Our population is skewed to elderly. That generation appreciates the luxury of delivered to your door products as we can provide with shipping and internet services. Healthway Shopping Network is prepared to initiate its business model. Management believes the timing for Healthway Shopping Network is now.  To the best of managements knowledge and belief, there are no trends, events, or uncertainties expected to materially impact short and long term liquidity and there are no material seasonal aspects that should materially effect the Company’s operations.

Our Objectives

Healthway Shopping Network will strive to meet the following goals:

·	Have the Television Shopping Network available to millions of households.
·	Maintain control of our cost of goods sold to keep our gross margins as high as possible to increase our net profits.
·	Maintain operating expenses.
·	Generate revenues to become profitable.
·
Develop E-Commerce in year 1 with sales on the internet at 14% or greater of total sales, 19% in year 2, and 22% in year 3.  Ecommerce sales have lower overhead that television shopping channel sales so efforts to increase internet sales will yield higher profit margins.

·
Brand the name in major US markets in year 1, increase confidence in the brand in year 2 by 30% return customers, 40% return customers by year 3 and qualify the brand as the place where anyone can go to get the best  products for your health.

·	Penetrate International markets in year 3. Pursuing more and more customers yields higher sales and higher profits.
·	Become the largest television shopping channel for Healthy, homeopathic and naturopathic foods and medicines in the world.

Our Mission

To provide great health among people, Healthway Shopping Network is a Company focused on the improved health of our health-conscious consumer. Providing specific, broadbased, and affordable health products for our clients to LIVE HEALTHY, we intend to generate a fair return to finance continued growth and expanded community involvement.

Healthway Shopping Network intends to inform, inspire and show you, our customer, how to create a healthy body, mind and spirit for yourself and your family in your day to day lives. We will teach our customers to LIVE HEALTHY. Through custom services, smart pricing and a sense of trust, it is our desire that you will look to us as your valued resource to achieve a Healthy LIFE. Healthway Shopping Network intends to supply our customers with the cutting edge of products that promote health and the knowledge of what each product can help them achieve in their lives. Healthway Shopping Network will continually review what is available in the marketplace improving on the products we provide our customers that will help ensure their great health in a market driven by consumer demand and requiring cutting edge technology and knowledge of the biological benefits of every product.

Success will ultimately be measured by our customers choosing us because of their belief in our ability to meet or exceed their expectations of price, service, and selection.  Management is currently unaware of any trends, events or uncertainties expected to materially impact short term and long term liquidity and there are no seasonal aspects related to intended operations that should materially affect our business model.

Keys to Success

The primary keys to success for the company will be based on the following factors:

●	SELL products that provide quality, value and health to the consumer.
●
PROVIDE customer services such as educational workshops and personalized promotions on new products so that customers are educated to the benefits of the Health products thus retaining customers to generate repeat purchases and make referrals.

●
COMMUNICATE with our customer base through print, email, and phone conversations to see how each product is performing and are they satisfied. Meet the needs of the customer to increase customer retention.

●
ESTABLISH as many "Auto" orders for customers, where we are shipping and billing repeat orders every month.  Similar to getting your prescription filled at the pharmacy, you get a month supply and then the next month is sent automatically.

●
ESTABLISH a visible, accessible and welcoming television format and website to position us as the premier choice for our products and services within the marketplace and beyond.  Currently, HWSN has a completed and operational website, www.healthwayshoppingnetwork.com , an ecommerce website where consumers can purchase products.  Additionally, HWSN has a Video on Demand website, www.healthwayshoppingnetwork.tv, where consumers can view the infomercials of various products that may interest the consumer prior to making a purchase of the product. HWSN currently has access to television networks.

●
ENSURE through daily management practices strong customer service and continual communication with our customers as in our mission is followed so that a successful and growth-oriented business is developed and maintained.

●	FOLLOW UP continually to keep every customer. Our demographic is an older person who is not as internet astute. We need to use telephone communication to check on them.
●
MAINTAIN a definitive plan with vendors of products to maintain strong quality control of our products while keeping our wholesale price low enough to ensure our overall cost of product is less than 45%.  We currently have eight such vendors.

●	ENSURE every SHOW HOST is informed, educated on the products, and has the best personality for presentation of our products.

The keys to success in HWSN business are:

1.             Offering items of a high quality-value relationship which are not available everywhere. This is essential for maintaining the niche market sectors mentioned in the mission statement.
2.             Reliable and timely deliveries. HWSN must make good on its delivery promises. Because of the nature of doing business, this requires long-range planning in scheduling orders, taking into account  holidays and business practices.
3.             A reliable administration that is ready to serve customers, prepare accurate billing, follow-up on orders and other documentation, and maintain a close watch on expenses and collection of accounts receivable.

Costs and Resources

Currently, the Company is relying on equity capital to meet current cost and expenditures to operate the business going forward. Currently the company pays fixed cost associated with running a business on a day to day basis.

The Company believes that its current capital resources and current funding will enable it to maintain its current and planned operations through the next 12 months. The Company anticipates, however, that it will need to raise additional capital in order to sustain and grow its operations over the next few years.

To the extent that the Company's capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company's future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Equity and Capital Resources

To date, we have funded our operations through owner's equity. From inception, we have not borrowed but the principals have personally infused their own capital into the company.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through March 31, 2010 we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our corporate and operational offices are located at 8895 N. Military Trail Suite 203B, Palm Beach Gardens, FL  33418

We believe our current office space is adequate and plans to move to expanded office space is contingent upon completing this offering and the hiring of additional employees.  We own our current office space.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of two members. Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors. Our current directors and executive officers are:

Name	Age	Position	Year Appointed

Cleveland Gary	43	Chief Executive Officer and Director	2007

Carolyn Shiver	52	President and Director	2007

Joe Curci	43	Vice President of Business and Development	2010

Cleveland Gary CEO and Director.

Mr. Gary is the CEO and Director of Healthway Shopping Network, Inc. As the Company’s founder in 2008, Mr. Gary Continues with his vision of providing Health Product business owners with the ability to market and sell their health care products via television and internet sales. Mr. Gary has been involved in building other companies such as Nu-Life Medical Centers, Mobile Wireless Systems and Black Shopping Channel, Inc.  Mr. Gary served as President and CEO of Nu-Life Medical Centers for 5 years.  Mr. Gary has produced many television shows for himself, Comcast and Clear Channel Radio in the past 5 years.

Mr. Gary will handle all the Television Production, Infomercial taping, and website updates.

Mr. Gary is a philanthropist, mentor, educator, national talk show host and most recently an author of his first book, The Truth Behind the Ball. Mr. Gary achieved his Bachelors Degree in Business from the University of Miami. After a successful college and professional football career, Mr. Gary continued to use his vision, dedication and commitment to make business ideas become a reality.

Carolyn Shiver President and Director.

Ms. Shiver is President and Director of Healthway Products, Inc.  Ms. Shiver has a biology and chemistry and has studied medicine for over 20 years. This background  should greatly assist the Company in the selection of quality healthcare products. Ms. Shiver served as the President of Laboratory and Analytical Business Services,  Inc., an environmental testing laboratory which has been in operation from June 1988 until her retirement in 2003, Ms. Shivers was the President of the National Indoor Football League for 7seven years and achieved success every season. Ms. Shiver has 16 patents in which she is the inventor of environmental and health related  processes. Ms. Shiver achieved a Bachelors Degree with a double major in Biology and Chemistry in 1982 and completed her Doctorate degree in Environmental and  Health Science in 1987.

Joe Curci currently serves as Vice President of Business Development.

Joe started his career on Wall Street in 1987 working for Shearson Lehman Brothers where he held various managerial positions in the operational side of the brokerage firm. He went on to work in the Investment Banking side of the business where he served on the board of a number of companies. He received his B.A. degree in Banking & Finance from Hofstra University, and went on to receive his M.B.A. in International Business from Wagner College. Joe was a principal owner in a marketing firm called ProfitXchange for 5 years, where he disseminated financial literature to the financial community. For the past five years Joe has been working as a business consultant, assisting companies in short-and long-term strategic planning.

Board Committees

Audit committee

The audit committee of our board of directors is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. Our audit committee currently consists of Mr. Cleveland Gary who serves as CEO and Director, however, the Company will seek an independent member of the audit committee as such appointment is feasible.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation and nominations to the board of directors.

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and the Nasdaq Rules.

Indemnification of Executive Officers and Directors

The General Corporation Law of the State of Florida permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Chief Executive Officer during the inception ended March 31, 2010. No officers or directors have received annual compensation since the inception of the company.

Summary compensation table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Cleveland Gary, CEO and Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Carolyn Shiver, President and Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

As our business progresses and grows, we expect to hire and begin paying salaries to other officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

Related Party Transactions

Gary Capital Group, which is owned by Cleveland Gary, an officer/shareholder, provided services to the Company totaling $35,000. This is shown on the statement of income under organization costs. In addition, Mr. Gary loaned the company $2,196 and as of December 31, 2008, $36,000 is shown on the balance sheet as a shareholder loan. Mr. Gary has loaned an additional $8,766 for the year ending December 31, 2009 as an additional Shareholders loan.

The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of March 31, 2010 the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

		Percentage of Outstanding Common Stock
	Shares Beneficially	Prior to	After Offering
Name and Address of Beneficial Owner	Owned (1)	Offering

Cleveland Gary 8427 Alister Blvd W Palm Beach Gardens, FL 33418	134,590,000	71.2	68.46. %

Carolyn Shiver 800 W. Plaquemine St, Church Point, LA 70525	50,000,000	26.4	25.43%

Officers with Directors as a group (1)	184,590,000	98	94%

(1) Includes all shares each director and officer has the right to acquire within sixty days.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $.0000001 par value per share, of which 189,100,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

The holders of shares of our common stock do not have cumulative voting rights in the election of directors, which means that the holders of more than 90% of the outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of this offering, and assuming the maximum shares are sold, the officers and directors at that time will beneficially own approximately 90% of the outstanding shares of our common stock. Accordingly, after completion of this offering, our present stockholders will be in a position to control all of our affairs and elect all of our directors.

Preferred Stock

We currently have no preferred stock authorized.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the Over-the-Counter Bulletin Board (OTCBB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCBB is a lengthy one. The process requires a market maker to file a listing application with the NASD/FINRA on our behalf. The application is reviewed by the NASD/FINRA and may or may not be approved. The process of seeking OTCBB listing can take 60 days or more to complete and any listing is contingent on the NASD/FINRA approving our application. If our application is approved, the NASD/FINRA will assign us a trading symbol which will then become listed and quoted on the OTCBB. Being listed on the OTCBB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCBB listing application until this offering has been completed.

Conflict of Interest

The current officers and directors of the Company currently devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Companymust be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The Officers and Directors;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of June 30, 2010, all of our currently outstanding shares consist of  189,000,000 restricted common stock.

Holders

As of the date of this registration statement, we had 43 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will continue to file periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

ClearTrust, LLC, 17961 Hunting Bow Circle, Suite 102, Lutz, Florida 33558, telephone 813-235-4490 is the registrar and transfer agent for our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

We are currently not subject to any pending or threatened litigation.

EXPERTS

Financial Auditors

Our financial statements for the fiscal year ending 2009 included in this prospectus have been so included in reliance on the report of De Leon & Company, P.A.  Independent public accountant, given on that firm's authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The legal counsel that passed their opinion on the legality of these securities is:

Wani Marly, P.A.
10 S. W. River Drive
Suite 1712
Miami, FL  33130

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333-164941) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Healthway Shopping Network, Inc.
8895 N Military Trail, Suite 203B
Palm Beach Gardens, FL  33418

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
(Unaudited)
Balance Sheets

	As of	As of
	March 31, 2010	December 31, 2009

ASSETS	$	$
Current Assets	-	-

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Bank Overdraft	$491	19
Accounts Payable	5,287	1,627
Other Current Liabilities	48,666	44,766
Total Current Liabilities	54,444	46,412

Shareholders' Deficiency
Common Stock, $0.0000001 par value, 200,000,000 shares
authorized, 189,100,000 issued	19	19
Additional Paid-in capital	2,329	2,329
Subscription Receivable	(44)	(44)
Deficit Accumulated During Development Stage	(56,748)	(48,716)
Total Stockholders' Deficiency	(54,444)	(46,412)
Total Liabilities and
Stockholder's Deficiency	$-	$-

The accompanying notes are an integral part of these financial statements.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
(Unaudited)
Statements of Income
For the Three Months Ended March 31, 2010 and 2009 and For the Period from January 11, 2008 (Inception) to March 31, 2010

	March 31, 2010	March 31, 2009	For the Period from January 11, 2008 (Inception) to March 31, 2010

Operating Expenses

General and Administrative	$8,031	$2,211	$56,748
Total Operating Expenses	8,031	2,211	56,748

Net Loss	$(8,031)	$(2,211)	$(56,748)

Weighted Average Loss per Share	$-	$-

Weighted Average Shares Outstanding	189,100,000	189,000,000

The accompanying notes are an integral part of these financial statements.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
(Unaudited)
Statements of Cash Flows
For the Three Months Ended March 31, 2010 and 2009 and For the Period from January 11, 2008 (Inception) to March 31, 2010

	March 31, 2010	March 31, 2009	For the Period from January 11, 2008 (Inception) to March 31, 2010

Cash flows from Operating Activities
Net Loss	$(8,031)	$(2,211)	$(56,748)
Adjustments to reconcile Net Income
to net cash provided by operations
Changes in operating assets and liabilities
Increase in bank overdrafts	471		490
(Increase) decrease in accounts receivable		-
Increase (decrease) in accounts payable	3,660	28	5,286
Increase (decrease) in shareholder loan	3,900	3,001	48,666

Net Cash Provided (Used) by Operating Activities	-	818	(2,304)

Cash Flows from financing activities
Sale of Common Stock	-	-	2,304
Paid in Capital (paid in excess)	-	-
Net Cash Provided by Financing Activities	-	-	2,304

Net Increase in Cash	-	818	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$818	$-

No payments for interest or taxes were made during the periods

The accompanying notes are an integral part of these financial statements.

Notes to the Financial Statements
March 31, 2010

Note 1 - Organization

Healthway Shopping Network, Inc. ("HWSN") was incorporated on January 11, 2008 under the laws of the State of Florida. The Company is now engaged in sales of various Holistic, Natural, Organic and other Health Remedies and Foods. The Company exists to provide fast, reliable assistance to individuals seeking to improve their health naturally.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Accordingly, they do not include all the information necessary for the comprehensive presentation financial position and results of operations.

It is in the management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

The accompanying notes are an integral part of these financial statements.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be  accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-Lived Assets

Since inception, the Company adopted Statement of Financial Accounting Standards No. 144, accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and  supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for  Long Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB  Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SF AS 144. SF AS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2009, there were no significant impairments of its long-lived assets.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized at the date the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The accompanying notes are an integral part of these financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Note 3 - Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company, through its operations in has incurred net accumulated operating losses of $42,969 as of December 31, 2008 for income tax purposes. However, no allowance has been created on the deferred tax asset due to uncertainty of its realization.

Note 4 - Commitments & Contingencies

Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of March 31, 2010, the Company has not recognized significant revenue to date and has accumulated operating losses of $56,748. The Company's ability to continue as a gong concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Healthway Shopping Network, Inc. has been in a developmental stage as a company. Growing issues are very common when a company is in a developmental stage.

The accompanying notes are an integral part of these financial statements.

HWSN is just now entering the market place with a complete Ecommerce web portal system and completed and pending contracts to televise the Network on national television. National television of Health products only on a TV Shopping Channel is a brand new concept and can be compared with QVC. With these two revenue producing formats, HWSN looks to achieve substantial cash flows similar to or competitive with other companies with the same outlet systems which would be Amazon or QVC. HWSN also has many products available and under contract as well as their own HWSN product line as does GNC which will allow even greater profits on each sale.

With these revenue producing models, HWSN look to generate the projected income found in their current financial projections and business plan. Additionally, HWSN will be able to achieve even greater profits derived from large contracts with current health product providers and their own product line.

Note 5 - Development Stage Operations

The Company was formed on January 11, 2008 and has issued 189,100,000 shares of common stock to 43 shareholders. Operations to date consist, in part, of raising capital, obtaining financing and administrative functions.

Note 6 - Related Party Transactions

Gary Capital Group, which is owned by Cleveland Gary, an officer/shareholder, provided services to the Company totaling $35,000. This is shown on the statement of income under organization costs. In addition, Mr. Gary loaned the company $2,196 and as of December 31, 2008, $36,000 is shown on the balance sheet as a shareholder loan. Mr. Gary has loaned an additional $8,766 for the year ending December 31, 2009 as an additional Shareholders loan.

The Company has no employment contracts.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders' of
HealthWay Shopping Network

We have audited the accompanying balance sheet of HealthWay Shopping Network as of December 31, 2009 and the related statement of Operations, stockholders' equity, and cash flows for the year then ended. HealthWay Shopping Network's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. The cumulative statements of operations, stockholders' equity, and cash flows for the period from January 11, 2008 (inception) to December 31, 2009 include amounts for the period from January 11, 2008 (inception) to December 31, 2008, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period January 11, 2008  through December 31, 2008 is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthWay Shopping Network, Inc.  as of December 31, 2009, and the results of its operations and its cash flows for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations, net capital deficiencies, and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Leon & Company, P.A.

Pembroke Pines, Florida

March 31, 2010

 HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Balance Sheets

	As of	As of
	December 31, 2009	December 31, 2008

ASSETS
Current Assets
Accounts Receivable	$-	$100
Total Current Assets	-	100

Total Assets	$-	$100

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

Current Liabilities
Bank Overdraft	$19	$-
Account Payable	1,627	3,569
Related Party Loans	44,766	37,196

Total Current Liabilities	46,412	40,765

Shareholders' Equity (Deficiency)
Common Stock, $0.0000001 par value, 200,000,000 shares
authorized, 189,100,000 issued and outstanding	19	19

Additional Paid-in capital	2,329	2,325
Subscriptions Receivable	(44)	(40)
Deficit	(48,716)	(42,969)
Total Stockholders' Equity (Deficiency)	(46,412)	(40,665)
Total Liabilities and
Stockholder's (Deficiency)	$-	$100

See accompanying notes to financial statements

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Operations
For the Year Ended December 31, 2009  and for the period from January 11, 2008
(Inception) to December 31, 2008 and for the Period From January 11, 2008
(Inception) to December 31, 2009

		January 11, 2008	January 11, 2008
		(Inception) to	(Inception) to
	December 31, 2009	December 31, 2008	December 31, 2009

Operating Expenses
General and Administrative	$5,747	$42,969	$48,716
Total Operating Expenses	5,747	42,969	48,716

Net Ordinary Loss	(5,747)	(42,969)	(48,716)

Net Loss	$(5,747)	$(42,969)	$(48,716)

Loss Per Share	-	(0.0002)
Weighted Average Shares Outstanding	189,100,000	183,878,479

See accompanying notes to financial statements

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Cash Flows
For the Year Ended December 31, 2009  and for the period from January 11, 2008
(Inception) to December 31, 2008 and for the Period From January 11, 2008
(Inception) to December 31, 2009

		January 11, 2008	January 112008
		(Inception) to	(Inception) to
	December 31, 2009	December 31, 2008	December 31, 2009

Cash flows from Operating Activities
Net Loss	$(5,747)	$(42,969)	$(48,716)
Adjustments to reconcile Net Loss
to net cash used by operations
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	100	(100)	-
Bank Overdraft	19		19
Increase in accounts payable	(1,942)	3,569	1,627
Increase (decrease) in shareholder loan	7,570	37,196	44,766

Net Cash Used by Operating Activities	-	(2,304)	(2,304)

Cash Flows from financing activities
Sales of Common Stock	-	2,304	2,304
Net Cash Provided by Financing Activities	-	2,304	2,304

Net Increase in Cash	-	-	-
Cash at beginning of year	-	-	-
Cash at end of year	$-	$-	$-

See accompanying notes to financial statements

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
Statement of Shareholders Equity
For the Period From January 11, 2008 (Inception) to December 31, 2009

			Additional
	Common Stock		Paid In	Subscription
Description	Stock	Amount	Capital	Receivable	Deficit	Total

Shares issued to founders	188,990,000	$19	$40			$59

Shares issued February 5, 2008 and February 8, 2008	60,000	-	675			675
at $.01 and $.04

Shares issued July 15, 2008 and July 23, 2008 at $.04	30,000	-	1200			1,200

Shares issued July 28, 2008 a at $.04	10,000	-	400			400

Shares issued August 28, 2008 a at $.04	10,000	-	10			10

Subscription Receivable				(40)		(40.00)

Net Loss for the Period					(42,969)	(42,969)

Balance, December 31, 2008	189,100,000	19	2,325	(40)	(42,969)	(40,665)

Adjustment to subscription agreement			4	-4		-
					(5,747)	(5,747)
Net Loss for the Period
	189,100,000	$19	$2,329	$(44)	$(48,716)	$(46,412)

	See accompanying notes to financial statements

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Note 1 - Organization

Healthway Shopping Network, Inc. (HWSN) was incorporated on January 11, 2008 under the laws of the State of Florida. The Company is in the development stage but plans to be engaged in sales of various Holistic, Natural, Organic and other Health Remedies and Foods. The Company exists to provide fast, reliable assistance to individuals seeking to improve their health naturally.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principle generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-Lived Assets

Since inception, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and  supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for  Long Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB  Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SF AS 144. SF AS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2009, there were no significant impairments of its long-lived assets.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized at the date the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability  is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Note 3 - Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company, through its operations has incurred net accumulated operating losses of $48,716 as of December 31, 2009 for income tax purposes However, no allowance has been created on the deferred tax asset due to uncertainty of its realization.

Note 4 - Commitments & Contingencies

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2009, the company has not recognized any revenues to date and has accumulated operating losses of $48,716. The company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 and 2008

Healthway Shopping Network, Inc. has been in a developmental stage as a company. Growing issues are very common when a company is in a developmental stage.

HWSN is just now entering the market place with a complete Ecommerce web portal system and completed and pending contracts to televise the Network on national television. National television of Health products only on a TV Shopping Channel is a brand new concept and can be compared with QVD. With these two revenue producing formats, HWSN looks to achieve substantial cash flows similar to or competitive with other companies with the same outlet  systems which would be Amazon or QVC. HWSN also has many products available and under contract as well as their own HWSN product line as does GNC which will allow even greater profits on each sale.

With these revenue producing models, HWSN look to generate the projected income found in their current financial projections and business plan. Additionally, HWSN will be able to achieve even greater profits derived from large contracts with current health product providers and their own product line.

Note 5 - Development Stage Operations

The Company was formed on January 11, 2008 and has issued 189,100,000 shares of common stock to 43 shareholders during 2008. Operations to date consist, in part, of raising capital, obtaining financing and administrative functions.

Note 6 - Related Party Transactions

Gary Capital Group, which is owned by Cleveland Gary, an officer/shareholder, provided services to the Company totaling $35,000. This is shown on the statement of income under organization costs. In addition, Mr. Gary loaned the company $2,196 and as of December 31, 2008, $36,000 is shown on the balance sheet as a shareholder loan.  Mr. Gary has loaned an additional $8,766 for the year ending December 31, 2009 as an additional Shareholders loan.

The Company has no employment contracts.

NOTE 7 GOING CONCERN

The Company sustained a net loss of 48,716 since inception, and used cash in operations of $2,304 from inception. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Florida corporation and the provisions of the Florida General Corporation Law will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's by-laws, to the fullest extent permissible by the Florida General Corporation Law or other applicable laws. In its by-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Certificate of Incorporation, the by-laws, and the Florida General Corporation Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Florida General Corporation Law and also the Registrant's Certificate of Incorporation and by-laws, filed herewith as exhibits.

ITEM 25.   EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee		$401.06
Legal Fees
Accounting Fees
Printing and Engraving
Blue Sky Qualification Fees and Expenses
Transfer Agent Fee
Miscellaneous

TOTAL	$

* Estimated

ITEM 26.   EXHIBITS

3.1	Articles of Incorporation for Healthway Shopping Network, Inc. *

3.2	By-Laws of Healthway Shopping Network, Inc. *

5.1	Opinion of W. Manly, P.A. legal counsel. **

23.1	Consent of Vanwassehnova and Associates, Independent Registered Public Accounting Firm *

23.2	Consent of DeLeon and Company, P.A., Independent Certified Public Accountant *

23.3	Consent of W. Manly, P.A. (see Exhibit 5.1)

99.1	Subscription Agreement*

* Previously filed on Form S-1 dated August 24, 2010
** Filed herewith

ITEM 28.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Palm Beach Gardens, Florida, on December 16, 2010.

HEALTHWAY PRODUCTS INCORPORAYED

By:	/s/ Cleveland Gary
Cleveland Gary, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Cleveland Gary	Dated: December 16, 2010
Cleveland Gary
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

/s/ Carolyn Shiver President and Director	Dated: December 16, 2010